UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2014

TOROTEL, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-8125	44-0610086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 North Lindenwood Drive
Olathe, KS 66062
(Address of principal executive office)(Zip Code)

(913) 747-6111
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On January 24, 2014 (the “Effective Date”), the Board of Directors (the “Board”) of Torotel, Inc., a Missouri corporation, (the “Company”) terminated the Company’s Directors Stock Appreciation Plan, (the “Plan”) by unanimous written consent of the members of the Board. The Plan provided non-employee directors periodic grants of stock appreciation rights, which vested and became eligible for exercise under the circumstances provided by the Plan. A copy of the Plan was filed with the Securities and Exchange Commission as Exhibit 10.4 to the Company’s quarterly report on Form 10-QSB for the quarter ended October 31, 2004 filed on April 21, 2005.
The Plan was terminated as part of the Company’s plans to move toward different long-term performance-based awards, which are still under consideration. The Board consent authorizing the termination provides for vested SARs to be exercised for 75 days following the Effective Date as well as a one-time cash award equal to the cumulative and aggregate fair market value on the date of grant of any and all unvested SARs held by a Grantee under the Plan. All payments related to the exercise of vested SARs and the one-time cash award for unvested SARs shall occur on May 15, 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

By:	/s/ H. James Serrone
H. James Serrone
Vice President of Finance and
Chief Financial Officer

Date: January 29, 2014